UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2024

Crawford United Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 243-2614
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

2024 Annual Meeting

At the Annual Meeting of Shareholders of Crawford United Corporation (the “Company”) held on May 15, 2024 (the “2024 Annual Meeting”), the following individuals were elected to the Board of Directors to serve a term of office expiring at the annual meeting of shareholders in 2025, with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes

Edward F. Crawford	3,659,010	7,925	329,086
Matthew V. Crawford	3,658,917	8,018	329,086
Luis E. Jimenez	3,662,382	4,553	329,086
Brian E. Powers	3,663,515	3,420	329,086
Steven H. Rosen	3,658,917	8,018	329,086
Kirin M. Smith	3,662,402	4,533	329,086
James W. Wert	3,658,257	8,678	329,086

The Company’s shareholders voted on the following proposals at the 2024 Annual Meeting and cast votes as described below.

	For	Against	Abstain

Ratification of Meaden & Moore, Ltd. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024. The proposal was approved. There were no broker non-votes with respect to this proposal.	3,993,501	0	2,520
Approval and adoption of The Crawford United Corporation 2023 Omnibus Equity Plan. The proposal was approved. There were 329,086 broker non-votes with respect to this proposal.	3,646,690	8,582	11,663

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: May 17, 2024	/s/ Jeffrey J. Salay
Name: Jeffrey J. Salay
Its: Chief Financial Officer

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